UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2009

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is filed to amend and replace our Current Report on Form 8-K dated August 21, 2009 (the “Original Filing”). The purpose of this Amendment is to correct the disclosure and the amounts reported under Item 4.02 of the Original Filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 20, 2009, ClearOne Communications, Inc. (the “Company”) determined that the Company incorrectly deferred revenue and associated costs during the fiscal years beginning 2004.

The Company provides a right of return on product sales to distributors.  The revenue from product sales to distributors is not recognized until the return privilege has expired, which approximates when product is sold through to customers of the Company’s distributors, rather than when the product is initially shipped to a distributor. The Company estimated at each quarter-end the amount of revenue and costs to be deferred based on the channel inventory information provided by certain distributors. Although only certain distributors provided channel inventory amounts, the Company made estimates with regard to the amount of inventory in the entire channel for all distributors and for all channel inventory items based on information provided by certain distributors.

The Company corrected the deferral method to defer revenue and associated costs based on the actual channel inventory items reported by the distributors and other channel partners. Further, with respect to distributors and other channel partners not reporting the channel inventory, the deferred revenue and associated costs were deferred until the Company received payment for the product sales made to such distributors or channel partners.

The Company plans to amend its Form 10-K in the near-term for the fiscal year ended June 30, 2008 (“Amended 10-K”) and restate the financial statements included in that filing.  The financial statements for the fiscal years ended June 30, 2008 and 2006 included in the Amended 10-K will be restated for the adjustments to deferred revenue and associated costs.  The adjustments to the deferred revenue and associated costs for the fiscal year ended June 30, 2007 were insignificant.  Item 6 of the Amended 10-K will also disclose the changes to fiscal years ended 2004 and 2005 to reflect the changes in deferred revenue and associated costs. The effect of these changes is described in more detail in the following schedule.

The Company has discussed the above matter with Jones Simkins, P.C., the Company’s independent registered accountants.

ClearOne Communications, Inc.
Statement of correction of error in computing the deferred revenue and costs

All amounts are in thousands of dollars, except for per share details
	Fiscal years ended June 30,
	2008	2007	2006	2005	2004
Revenue
Previously reported	$39,752	$39,861	$35,362	$29,087	$25,736
After correction of error	$38,758	$39,783	$34,528	$28,754	$26,727
Difference - Increase (Decrease)	$(994)	$(78)	$(834)	$(333)	$991
Difference as % of previously reported Revenue	2.5%	0.2%	2.4%	1.1%	3.9%
Gross Profit
Previously reported	$23,291	$22,138	$17,987	$16,367	$10,976
After correction of error	$22,554	$22,146	$17,676	$16,146	$11,318
Difference - Increase (Decrease)	$(737)	$8	$(311)	$(221)	$342
Difference as % of previously reported Gross Profit	3.2%	--	1.7%	1.4%	3.1%
Income (Loss) from Continuing Operations
Previously reported	$5,640	$4,787	$(60)	$1,947	$(11,902)
After correction of error	$5,243	$4,795	$(371)	$1,726	$(11,560)
Difference	$(397)	$8	$(311)	$(221)	$342
Difference as % of previously reported Income (Loss)	7.0%	0.2%	518.3%	11.4%	2.9%
Income (Loss) from Continuing Operations per share (Diluted)
Previously reported	$0.52	$0.41	$--	$0.16	$(1.08)
After correction of error	$0.49	$0.41	$(0.03)	$0.14	$(1.05)
Difference	$(0.03)	$--	$(0.03)	$(0.02)	$0.03
Difference as % of previously reported Income (Loss) per share	5.8%	--	Not Meaningful	12.5%	2.8%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: September 9, 2009	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chairman, President and Chief Executive Officer